Exhibit 99.1

XWELL’s CEO Scheduled to Present at Upcoming

Investor Fireside Chat on October 4, 2023

Scott Milford to Present at Water Tower Research Fireside Chat Series

on Wednesday, October 4, 2023, at 2:30 p.m. E.T.

NEW YORK, NY (September 28, 2023) — XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company") today announced that XWELL’s CEO Scott Milford will participate in an Investor Fireside Chat hosted by Water Tower Research on October 4, 2023, at 2:30 p.m. E.T. The virtual fireside chat will be webcast live and may include forward-looking information. During the presentation, Milford will provide an update on the Company’ out of airport strategy including how its recent acquisition of Naples Wax Center will fuel its growth. He will also update on the Company’s ongoing plan for profitability including initiatives to reduce cost and drive improved operating performance.

Investors can pre-register for the meeting here and replays of the webcast will also be available after the event.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global health and wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™

•	XpresSpa is a leading airport retailer of wellness services and related products, with 35 locations in 15 airports globally.

•	Treat is a travel wellness brand and a fully integrated concept blending technology with traditional brick and mortar offerings to provide a holistic approach to physical and mental well-being for travelers.

•	Naples Wax Center is a group of upscale skin care boutiques in Florida and represents the first step in building the Company’s retail portfolio outside the airport.

•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting bio-surveillance monitoring in its airport locations to identify new SARS-CoV2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

About Water Tower Research

Water Tower Research is an investor engagement and stakeholder communication platform powered by Wall Street veterans with significant experience and credibility. We create, deliver, and maintain the information flow required to build and preserve relationships between companies and all their stakeholders and investors. “Research for the other 99%™” opens the door for every investor to stay informed and ensures transparency, better engagement, and equal communication.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events, including the Company’s current plans and expectations relating to the business and operations and future store openings for Naples Wax Center, are based upon information available to XWELL as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media

Nicki Durazo

MWW

ndurazo@mww.com